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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—October 18, 2011

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 279-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On October 18, 2011, Assured Guaranty Ltd. ("AGL") issued a press release in which it reported that it is restating its financial results for the years ended December 31, 2009 and 2010, and each of the previously issued quarters of 2010 and 2011.

        In respect of AGL's insurance subsidiary Assured Guaranty Corp. ("AGC"), the estimated impact of the restatement through the second quarter of 2011 is a decrease in shareholder's equity of less than 1%, from $913.1 million to $906.6 million. The estimated impact of the restatement on net income was a decrease of $2.3 million for the year ended December 31, 2010 and a decrease of $2.4 million for the six months ended June 30, 2011. The restatement has no effect on AGC's claims-paying resources or its regulatory or rating agency capital.

        The table below sets forth the impact of the restatement on the affected line items of the balance sheets and income statements of AGC as of and for the periods ended December 31, 2010 and June 30, 2011.

Assured Guaranty Corp.
Restatement of Previously Issued Financial Statements

	As of June 30, 2011
	As Previously Filed	FG VIE Eliminations	Other Adjustments	Restated
	(in millions)
Cash	$67.7	$6.3	$—	$74.0
Deferred tax asset, net	412.2	2.3	1.2	415.7
Total assets	5,537.4	8.6	1.2	5,547.2
Credit derivative liabilities	1,667.0	—	3.3	1,670.3
Financial guaranty variable interest entities' liabilities with recourse, at fair value	542.9	13.0	—	555.9
Total liabilities	4,624.3	13.0	3.3	4,640.6
Retained earnings (deficit)	(180.0)	(4.4)	(2.1)	(186.5)
Total shareholder's equity	913.1	(4.4)	(2.1)	906.6
Total liabilities and shareholder's equity	5,537.4	8.6	1.2	5,547.2

	As of December 31, 2010
	As Previously Filed	FG VIE Eliminations	Other Adjustments	Restated
	(in millions)
Fixed maturity securities, available-for-sale, at fair value	$2,488.9	$(12.7)	$—	$2,476.2
Total investment portfolio	2,737.1	(12.7)	—	2,724.4
Cash	16.6	1.2	—	17.8
Deferred tax asset, net	342.6	2.8	(1.0)	344.4
Total assets	5,542.9	(8.7)	(1.0)	5,533.2
Credit derivative liabilities	1,360.4	—	(2.7)	1,357.7
Financial guaranty variable interest entities' liabilities with recourse, at fair value	523.5	(3.6)	—	519.9
Total liabilities	4,468.8	(3.6)	(2.7)	4,462.5
Retained earnings (deficit)	15.9	(5.8)	1.7	11.8
Accumulated other comprehensive income	6.1	0.7	—	6.8
Total shareholder's equity	1,074.1	(5.1)	1.7	1,070.7
Total liabilities and shareholder's equity	5,542.9	(8.7)	(1.0)	5,533.2

	Six Months Ended June 30, 2011
	As Previously Filed	Financial Guaranty VIE Eliminations	Other Adjustments	Restated
	(in millions)
Net unrealized gains (losses) on credit derivatives	$(283.9)	$—	$(5.9)	$(289.8)
Net change in fair value of credit derivatives	(292.2)	—	(5.9)	(298.1)
Net change in financial guaranty variable interest entities	(62.1)	2.7	—	(59.4)
Total revenues	(248.8)	2.7	(5.9)	(252.0)
Loss and loss adjustment expenses	(0.7)	0.5	—	(0.2)
Total expenses	48.9	0.5	—	49.4
Income (loss) before income taxes	(297.7)	2.2	(5.9)	(301.4)
Deferred income tax provision (benefit)	(80.7)	0.8	(2.1)	(82.0)
Total provision (benefit) for income taxes	(111.8)	0.8	(2.1)	(113.1)
Net income (loss)	(185.9)	1.4	(3.8)	(188.3)

	Year Ended December 31, 2010
	As Previously Filed	Financial Guaranty VIE Eliminations	Other Adjustments	Restated
	(in millions)
Net unrealized gains (losses) on credit derivatives	$(151.2)	$—	$2.7	$(148.5)
Net change in fair value of credit derivatives	(77.5)	—	2.7	(74.8)
Net change in financial guaranty variable interest entities	11.2	(8.0)	—	3.2
Total revenues	133.2	(8.0)	2.7	127.9
Loss and loss adjustment expenses	111.2	1.0	(2.7)	109.5
Total expenses	226.5	1.0	(2.7)	224.8
Income (loss) before income taxes	(93.3)	(9.0)	5.4	(96.9)
Deferred income tax provision (benefit)	(71.6)	(3.2)	1.9	(72.9)
Total provision (benefit) for income taxes	(45.4)	(3.2)	1.9	(46.7)
Net income (loss)	(47.9)	(5.8)	3.5	(50.2)

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.
By:	/s/ ROBERT A. BAILENSON Name: Robert A. Bailenson Title: Chief Financial Officer

DATE: October 18, 2011

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  Item 8.01 Other Events
Assured Guaranty Corp. Restatement of Previously Issued Financial Statements
SIGNATURES